SUBSCRIPTION AGREEMENT
                             ----------------------

Attn: President
PortalToChina.com, Inc.
1802-888 Pacific Street
Vancouver, BC  V6Z 2S6
(604) 619-6328

RE:      COMMON SHARES OF PORTALTOCHINA.COM, INC.
      A NEVADA CORPORATION (THE "COMPANY")

Dear  Sir:

A.     SUBSCRIPTION.

The undersigned hereby subscribes for _______________ shares of the Company's Common Stock, par value US$0.0001 per share (the "Shares") at a purchase price of US$0.10 per share, according to the terms set forth herein. I further acknowledge and agree that the Company may, in its sole discretion, allocate shares among subscribers in the event of an over subscription for the Shares.

The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke his subscription.

B.     SUBSCRIBER'S  REPRESENTATIONS  AND  WARRANTIES.

The  undersigned  hereby  represents  and  warrants  as  follows:

1. Warranties. In connection with your offer of Shares, I represent and warrant that I am over the age of 21 years and that I have received a copy of the Company's Prospectus dated _______________ (the "Prospectus"). This Subscription Agreement is not binding on the Company until accepted by the Company. The Company reserves the right to accept or reject, in whole or in part and at its sole discretion, any Subscription Agreement.

2. Residency Declaration. The undersigned represents and warrants that he is a resident of __________.

3. Indemnification and Arbitration. The undersigned recognizes that the offer of the Shares in the Company was based upon his representations and warranties contained above and hereby agrees to indemnify the Company and to hold it harmless against any and all liabilities, costs, or expenses (including reasonable attorneys' fees) arising by reason of, or in connection with, any misrepresentation or any breach of such warranties by the undersigned. Further, in the event that any dispute where to arise in connection with this Agreement or with the undersigned's investment in the Company, the undersigned agrees, prior to seeking any other relief at law or equity, to submit the matter to binding arbitration in accordance with the rules of the National Association of Securities Dealers at a place to be designated by the Company.

C.     MISCELLANEOUS.

1. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

2. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. The provisions of this Agreement may not be modified or waived except in writing.

3. The headings contained in this Agreement are for convenient reference only, and they shall not limit or otherwise affect the interpretation of any term or provision hereof.

D.     SUBSCRIPTION FOR SHARES.

     Number  of  Shares  subscribed  for:________________
     Total  Payment  enclosed:  $___________  USD

(PLEASE MAKE CHECK PAYABLE TO PORTALTOCHINA.COM, INC.)

IN WITNESS WHEREOF, the undersigned has executed this Agreement this ___ day of _______, 2003.


                                   __________________________________
                                   Signature(s)

                                   __________________________________
                                   Print Name

Print Name(s) in which Shares
     Are to be Registered:          _________________________________

Address of Subscriber:              _________________________________
                                    _________________________________

Social Security or
Taxpayer Identification Number:     _________________________________

Telephone Number with Area Code:    _________________________________



ACCEPTANCE

The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to the Shares subscribed for above.

Dated: ___________________

                                   PORTALTOCHINA.COM, INC.


                                   By:
                                        Paul Fong
                                        President